EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Morningstar, Inc. on Form S-8 of our reports dated March 14, 2005, appearing in the S-1 Registration Statement No. 333-115209 of Morningstar, Inc. as amended on April 29, 2005.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
May 9, 2005